                                                                    EXHIBIT 99.1


                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN




                ================================================

                              FINANCIAL STATEMENTS

                                       and

                            SUPPLEMENTARY INFORMATION

                           DECEMBER 31, 1999 AND 1998

                                      with

                          INDEPENDENT AUDITORS' REPORT

                ================================================

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                           DECEMBER 31, 1999 AND 1998


                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT..................................................1

FINANCIAL STATEMENTS

    Statements of Net Assets Available for Benefits
    December 31, 1999 ........................................................2

    Statements of Net Assets Available for Benefits
    December 31, 1998.........................................................3

    Statements of Changes in Net Assets Available for Benefits
    For the Year Ended December 31, 1999 and 1998.............................4

    Notes to Financial Statements.............................................5

SUPPLEMENTARY INFORMATION

    Schedule of Assets Held for Investment Purposes...........................9

                          INDEPENDENT AUDITORS' REPORT


Foothill Independent Bank
Partners In Your Future 401(K) Profit Sharing Plan
Glendora, California

We have audited the accompanying statements of net assets available for benefits of the Foothill Independent Bank Partners in Your Future 401 (K) Profit Sharing Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Rancho Cucamonga, California
April 11, 2000

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                            December 31, 1999
                                                          -----------------------------------------------------
                                                            Foothill                                Highmark
                                                          Independent     Highmark     Highmark   Intermediate-
                                                              Bank         Growth      Balanced       Term
                                                             Stock          Fund         Fund       Bond Fund
                                                          -----------     --------     --------   -------------
ASSETS

CASH

INVESTMENTS AT FAIR VALUE (Note #3)
  Shares of registered investment companies:
    Foothill Independent Bank stock                        $2,240,055
    Mutual funds                                                           $904,272    $579,110       $181,441
    Money market funds
    Loans to participants
                                                           ----------      --------    --------       --------
                                                            2,240,055       904,272     579,110        181,441
                                                           ----------      --------    --------       --------
RECEIVABLES (Note #4)
    Employer's contribution
    Participants' contribution
                                                           ----------      --------    --------       --------


NET ASSETS AVAILABLE FOR BENEFITS                          $2,240,055      $904,272    $579,110       $181,441
                                                           ==========      ========    ========       ========

                                                                   December 31, 1999
                                                          ------------------------------------
                                                           Highmark
                                                          Diversified
                                                             Money
                                                          Market Fund     Other        Total
                                                          -----------    --------   ----------
ASSETS

CASH                                                                     $    183   $      183
                                                                         --------   ----------
INVESTMENTS AT FAIR VALUE (Note #3)
  Shares of registered investment companies:
    Foothill Independent Bank stock                                                  2,240,055
    Mutual funds                                                                     1,664,823
    Money market funds                                      $278,365                   278,365
    Loans to participants                                                 144,187      144,187
                                                            --------     --------   ----------
                                                             278,365      144,187    4,327,430
                                                            --------     --------   ----------
RECEIVABLES (Note #4)
    Employer's contribution                                                10,240       10,240
    Participants' contribution                                             15,242       15,242
                                                            --------     --------   ----------
                                                                           25,482       25,482
                                                                         --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS                           $278,365     $169,852   $4,353,095
                                                            ========     ========   ==========

----------------
*  Nonparticipant-directed

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                            December 31, 1998
                                                          -----------------------------------------------------
                                                            Foothill                                Highmark
                                                          Independent     Highmark     Highmark   Intermediate-
                                                              Bank         Growth      Balanced       Term
                                                             Stock          Fund         Fund       Bond Fund
                                                          -----------     --------     --------   -------------
ASSETS

CASH

INVESTMENTS AT FAIR VALUE (Note #3)
  Shares of registered investment companies:
    Foothill Independent Bank stock                        $2,492,227
    Mutual funds                                                           $755,427    $537,582       $199,100
    Money market funds
    Loans to participants
                                                           ----------      --------    --------       --------
                                                            2,492,227       755,427     537,582        199,100
                                                           ----------      --------    --------       --------
RECEIVABLES (Note #4)
    Employer's contribution
    Participants' contribution
                                                           ----------      --------    --------       --------


NET ASSETS AVAILABLE FOR BENEFITS                          $2,492,227      $755,427    $537,582       $199,100
                                                           ==========      ========    ========       ========

                                                                   December 31, 1998
                                                          ------------------------------------
                                                           Highmark
                                                          Diversified
                                                             Money
                                                          Market Fund     Other        Total
                                                          -----------    --------   ----------
ASSETS

CASH                                                                     $ 33,830   $   33,830
                                                                         --------   ----------
INVESTMENTS AT FAIR VALUE (Note #3)
  Shares of registered investment companies:
    Foothill Independent Bank stock                                                  2,492,227
    Mutual funds                                                                     1,492,109
    Money market funds                                      $205,450                   205,450
    Loans to participants                                                  97,799       97,799
                                                            --------     --------   ----------
                                                             205,450       97,799    4,287,585
                                                            --------     --------   ----------
RECEIVABLES (Note #4)
    Employer's contribution                                                24,114       24,114
    Participants' contribution                                             14,997       14,997
                                                            --------     --------   ----------
                                                                           39,111       39,111
                                                                         --------   ----------
NET ASSETS AVAILABLE FOR BENEFITS                           $205,450     $170,740   $4,360,526
                                                            ========     ========   ==========

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                  FOR THE YEAR ENDED DECEMBER 31, 1999 AND 1998

                                                                        1999
                                    ------------------------------------------------------------------------------
                                      Foothill                            Highmark          Highmark
                                    Independent  Highmark    Highmark   Intermediate      Diversified
                                       Bank       Growth     Balanced      Term             Money
                                       Stock      Fund         Fund      Bond Fund        Market Fund     Other
                                    -----------  --------    --------   ------------     ------------   ----------
ADDITIONS
  Additions to net assets
    attributed to:
    Investment income
    Net appreciation in fair
      value of instruments                       $ 72,823
    Gain on sale of investments                    13,658    $  1,629
    Interest                       $    1,826       2,279       1,890    $   1,057          $ 14,302
    Dividends                          55,305                  15,061       10,821
    Other                                          75,926      45,996            7                       $ 66,590
                                   ----------    --------    --------    ---------          --------     --------
                                       57,131     164,686      64,576       11,885            14,302       66,590
CONTRIBUTIONS
    Employer's                        297,670                                                  1,789      (13,873)
    Participants'                     149,258     123,850      92,276       31,383            30,534          245
    Participants' rollovers             4,895      38,803      33,131        2,782            25,649
                                   ----------    --------    --------    ---------          --------     --------
                                      451,823     162,653     125,407       34,165            57,972      (13,628)
                                   ----------    --------    --------    ---------          --------     --------
         Total Additions              508,954     327,339     189,983       46,050            72,274       52,962
                                   ----------    --------    --------    ---------          --------     --------
DEDUCTIONS
  Deductions from net assets
    attributed to:
    Net depreciation in fair
      value of instruments            293,554                  32,054        9,901
    Loss on sale of investments        60,278                                1,772
    Benefits paid to participants     249,263     152,383      94,505       20,236            21,217       20,223
    Forfeitures                        16,306       1,112       1,113        1,993
    Other distributions               164,425      21,875      11,587        8,456            22,740
                                   ----------   ---------    --------    ---------          --------     --------
         Total Deductions             783,826     175,370     139,259       42,358            43,957       20,223
                                   ----------    --------    --------    ---------          --------     --------
Net increase prior to interfund
  transfers                          (274,872)    151,969      50,724        3,692            28,317       32,739
Interfund transfers                    22,700      (3,124)     (9,196)     (21,351)           44,598      (33,627)
                                   ----------    --------    --------    ---------          --------     --------
Increase (Decrease) in net assets    (252,172)    148,845      41,528      (17,659)           72,915         (888)
                                   ----------    --------    --------    ---------          --------     --------
NET ASSETS AVAILABLE FOR BENEFITS
  Beginning of year                 2,492,227     755,427     537,582      199,100           205,450      170,740
                                   ----------    --------    --------     --------          --------     --------
  End of year                      $2,240,055    $904,272    $579,110     $181,441          $278,365     $169,852
                                   ==========    ========    ========     ========          ========     ========



                                         1999          1998
                                      ----------    ----------



                                        Total
                                      ----------
ADDITIONS
  Additions to net assets
    attributed to:
    Investment income
    Net appreciation in fair
      value of instruments            $   72,823    $ (122,877)
    Gain on sale of investments           15,287
    Interest                              21,354        17,063
    Dividends                             81,187       348,591
    Other                                188,519        74,349
                                      ----------    ----------
                                         379,170       317,126
CONTRIBUTIONS
    Employer's                           285,586       289,946
    Participants'                        427,546       442,474
    Participants' rollovers              105,260        45,720
                                      ----------    ----------
                                         818,392       778,140
                                      ----------    ----------
         Total Additions               1,197,562     1,095,266
                                      ----------    ----------
DEDUCTIONS
  Deductions from net assets
    attributed to:
    Net depreciation in fair
      value of instruments               335,509
    Loss on sale of investments           62,050
    Benefits paid to participants        557,827       313,025
    Forfeitures                           20,524        11,764
    Other distributions                  229,083        21,184
                                      ----------    ----------
         Total Deductions              1,204,993       345,973
                                      ----------    ----------
Net increase prior to interfund
  transfers                               (7,431)      749,293
Interfund transfers                            0
                                      ----------    ----------
Increase (Decrease) in net assets         (7,431)      749,293
                                      ----------    ----------
NET ASSETS AVAILABLE FOR BENEFITS
  Beginning of year                    4,360,526     3,611,233
                                      ----------    ----------
  End of year                         $4,353,095    $4,360,526
                                      ==========    ==========

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE #1 - DESCRIPTION OF PLAN

The following description of the Foothill Independent Bank Partners in Your Future 401(K) Profit Sharing Plan ("the Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

A.  General

    The Plan is a defined contribution plan covering all full-time employees of Foothill Independent Bank (FIB). There is no age or service requirement. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). FIB adopted the Plan effective January 1, 1994.

B.  Contributions

    Each year, FIB contributes to the Plan matching contributions equal to a discretionary percentage, to be determined by the Employer, of the participant's salary reductions. Participants may contribute up to 15% of their annual wages before bonuses and overtime, not to exceed a limit set by law. The limit for 1999 was $10,000. FIB's matching contribution is in the form of FIB stock.

C.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocation of (a) the FIB contributions, and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

D.  Vesting

    Participants are vested in FIB contributions according to the following schedule:


                    Year of
                    Service                                 Percentage
                    -------                                 ----------

                    1 Year                                      25%
                    2 Years                                     50%
                    3 Years                                    100%

    Employee contributions, deferrals and rollovers are immediately 100% vested. No vested benefit may be forfeited.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE #1 - DESCRIPTION OF PLAN, Continued

E.  Payment of Benefits

    On termination of service, a participant may elect to receive a lump-sum amount equal to the value of the participant's vested interest in his or her account. Participants with vested balances greater than $3,500 may opt to leave the balance with the Plan.

F.  Loans to Participants

    Participants may apply for a loan of up to one-half total contributions. The loans are secured by the accounts of the participant. The loans are available to all participants and bear a reasonable rate of interest.

G.  Forfeited Accounts

    At December 31, 1999, forfeited non-vested accounts totaled $20,524. These accounts will be used to reduce future employer contributions.

NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Basis of Accounting

    The financial statements of the Plan are prepared using the accrual method of accounting.

B.  Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

C.  Valuation of Assets

    The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant notes receivable are valued at cost which approximates fair value.

    Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the date received.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

D.  Tax Status

    The Trust established by the Plan to hold the Plan's assets is qualified Internal Revenue Code Section 410(b). Accordingly, the Plan's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter from the Internal Revenue Service and the Plan sponsor believes that the Plan continues to qualify and operate as designed.

E.  Administration of Plan Assets

    Contributions made by FIB and its employees are held and managed by a Trustee, which invests the cash received, interest and dividends in accordance with participant's instructions. Distributions to participants are made by the Trustee. The Trustee also administers the payment of principal and interest on participant loans.

    Certain administrative functions are performed by officers or employees of FIB. No such officer or employee receives additional compensation from the Plan. The administrative and Trustee fees associated with the Plan are paid by FIB and not from the Plan assets.

NOTE #3 - INVESTMENTS

Investments are valued at fair value base upon quoted market prices at year-end. At December 31, 1999, investments were made up of the following:


                                                                      Net
                                                     Current      Appreciation
                                       Cost           Value      (Depreciation)
                                    -----------    ----------    -------------
Foothill Independent Bank Stock     $ 2,125,656    $2,240,055       $114,399
Mutual Funds                          1,478,728     1,664,823        186,095
Money Market Funds                      278,365       278,365             --
Loans to Participants                                 144,187        144,187
                                    -----------    ----------       --------
                      Total         $ 3,882,749    $4,327,430       $444,681
                                    ===========    ==========       ========

Unrealized appreciation recognized during the year was $72,823, and unrealized depreciation in fair value was $335,509. Realized gain on sale of investments was $15,287, and realized loss on sale of investments was $62,050.

                           FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE #4 - RECEIVABLES

Receivables at December 31, consist of the following:

                                               1999            1998
                                              -------         -------
          Contributions
            Employer                          $10,240         $24,114
            Participants                       15,242          14,997
                                              -------         -------
                 Total Receivables            $25,482         $39,111
                                              =======         =======

NOTE #5 - PENDING BENEFITS PAYABLE

As of December 31, payments to participants who have withdrawn from the Plan, but have not yet been paid totaled $411,891 and $227,733 at December 31, 1999 and 1998, respectively. Benefits payable to withdrawn participants are included in the total Net Assets Available for Benefits.

NOTE #6 - EXCESS CONTRIBUTIONS

During the year, excess contributions were returned to certain participants. These amounts totaled $19,447 and $8,119 with related interest earnings of $1,077, and $3,645 for the years ended December 31, 1999 and 1998, respectively.

NOTE #7 - CONTINGENCIES

The Plan's Discrimination Testing has not yet been completed for the year ended December 31, 1999. Should the results of this test determine the plans is top-heavy, contributions may be returned to certain participants. Any effect of this testing has been determined to be immaterial to these financial statements and will be accounted for in the current year.

NOTE #8 - TERMINATION OF PLAN

Although it has not expressed any intent to do so, FIB has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                           =========================
                           SUPPLEMENTARY INFORMATION
                           =========================

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                          401 (K) PROFIT SHARING PLAN
                                 PLAN NUMBER 1
                               E.I.N. 95-2789830

                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                  SCHEDULE G

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                       AT YEAR END, FORM 5500, LINE 27A


(a)                (b)                                 (c)                          (d)               (e)
---                ---                                 ---                          ---               ---
                                       Description of Investment including
       Identity of Issue, Borrower,    maturity date, rate of interest,                             Current
         Lessor or Similar Party       collateral, par or maturity value           Cost              Value
-----------------------------------    -----------------------------------      ----------        ----------
       Foothill Independent Bank       Foothill Independent Bank Stock          $2,125,656        $2,240,055
       HighMark Capital Management     Highmark Money Market Fund                  278,365           278,365
       HighMark Capital Management     Highmark Growth Equity Fund                 739,890           904,272
       HighMark Capital Management     Highmark Balanced Fund                      550,012           579,110
       HighMark Capital Management     Highmark Intermediate Term
                                        Bond Fund                                  188,826           181,441
       Participant Loans               Various loans at 8.25% to
                                        10.43% interest                                 --           144,187
                                                                                ----------        ----------
                                                                                $3,882,749        $4,327,430
                                                                                ==========        ==========